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                                 EXHIBIT 99.1


Press Release
September 27, 1999
                   InfoSpace.com to Acquire Union-Street.com

 InfoSpace.com will now be able to offer affiliates a wider range of integrated interactive business to business services, including private label e-mail, and allow businesses to exploit direct marketing opportunities


REDMOND, Wash.--Sept. 27, 1999--InfoSpace.com (NASDAQ:INSP), a leading Internet infrastructure company, today announced it has signed a definitive agreement to acquire Seattle-based Union-Street.com. Union-Street.com provides portals, destination sites and enterprise businesses with a powerful, scalable, and easy-to-use suite of business to business services, such as private label e-mail, address book, calendar, personal home pages, chat and message boards. These interactive services help businesses increase traffic, strengthen the value of their brand on the Web and create direct marketing opportunities.

Under the terms of the acquisition, which will be accounted for as a purchase, InfoSpace.com will exchange 450,000 shares of its common stock for all of Union-Street.com's outstanding shares, warrants and options. The acquisition is expected to be completed in October, and is subject to customary conditions, including Union-Street.com shareholder approval.

Online communities are redefining new direct marketing relationships between companies and their customers. These networked online communities give companies the ability to utilize personal interest information to better track, target and measure direct marketing campaigns to gain more control over the value of their users as potential purchasers.

"Web communities are the realization of how to build relationship marketing on the Web," said Naveen Jain, Chairman and CEO, InfoSpace.com. "The addition of these additional on-line business to business services, such as private label e-mail services, will help our affiliates offer users more compelling reasons to stay on their site longer and also target users for direct marketing opportunities, increasing e-commerce and advertising revenues."

Union-Street.com currently has relationships to power the online communities of many Web sites, including LivingHome.com. Union-Street.com is providing users visiting sites in the new LivingHome Network (LHN) with free personal start pages, forums, personal calendars, e-mail, a Web page creator and personal contact manager. LivingHome.com's network includes LifeStagesHome.com, VizualizeHome.com, PlansPlace.com, LazyHomeowner.com, and GetArtSmart.com. LivingHome.com is rated one of the top ten or top five home content sites by hundreds of search engines and was named by USAToday Weekend a favorite home site this year and last.

Union-Street.com is also providing interactive online community solutions for futilemind.net, a complete financial portal, Safeconnect, a family-oriented ISP backed by Hallmark, and the gardening site etera.com.

Union-Street.com is a privately held company that was founded in 1998. The company is headquartered in Seattle, Washington. Union-Street.com currently has 18 employees.

InfoSpace.com plans to consolidate operations at its headquarters in Redmond, Washington.

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This release contains forward-looking statements relating to the planned acquisition of Union-Street.com, the development of the Company's products and services, the integration of the Company's products and services with those of Union-Street.com and future operating results. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company's actual results include seasonality, the rate of adoption by advertisers of the Internet as an advertising medium, the ability of the Company to successfully integrate its products and services with those of Union-Street.com, market acceptance of these products and services and competition. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in the Company's Annual Report on Form 10-K, in the section entitled "Factors Affecting InfoSpace.com's Operating Results Business Prospects And Market Price Of Stock." Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.